Hurley & Company
                           Certified Public Accountant



                                             August 19, 1999

Marshall Blonstein
President and CEO
DCC Compact Classics, Inc.
9301 Jordan Avenue, Suite 105
Chatsworth, CA 91311

                                             Re:      DCC Compact Classics, Inc.
                                             File#    0-21114
Dear Sir:

This letter is to confirm that the client-auditor relationship between DCC Compact Classics, Inc. (Commission File Number 0-21114) and Hurley & Company has ceased.


                                            Very Truly Yours,

                                            /s/

                                            Hurley & Company




cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, DC 20549

Suite 100                        Telephone (818)895-1943    Member - SEC and
15630 Devonshire Street          Facsimile (818)891-8050    Private Companies Practice
Granada Hills, California 91344                             Sections of the American
                                                            Institute of CPA's

                                Hurley & Company
                           Certified Public Accountant



Securities and Exchange Commission 450 5th Street, N.W.
Washington, DC 20549


Gentlemen:

         We have read and we agree with the comments in Item 4 of Form 8K of DCC Compact Classics dated August 23, 1999.


/s/
Hurley & Company
Granada Hills, CA 91344

August 31, 1999






Suite 100                        Telephone (818)895-1943    Member - SEC and
15630 Devonshire Street          Facsimile (818)891-8050    Private Companies Practice
Granada Hills, California 91344                             Sections of the American
                                                            Institute of CPA's